Gladstone Commercial Corporation Reports Results for the Second Quarter Ended June 30, 2022

Please note that the limited information that follows in this press release is not adequate to make an informed investment judgment.

MCLEAN, VA, August 1, 2022 (ACCESSWIRE) -- Gladstone Commercial Corporation (Nasdaq: GOOD) ("Gladstone Commercial" or the "Company") today reported financial results for the second quarter ended June 30, 2022. A description of funds from operations, or FFO, and Core FFO, both non-GAAP (generally accepted accounting principles in the United States) financial measures, are located at the end of this press release. All per share references are to fully-diluted weighted average shares of common stock and Non-controlling OP Units, unless otherwise noted. For further detail, please also refer to both the quarterly financial supplement and the Company's Quarterly Report on Form 10-Q, which can be retrieved from the investors section of our website at www.gladstonecommercial.com.

Summary Information (dollars in thousands, except share and per share data):

	As of and for the three months ended
	June 30, 2022		March 31, 2022	$ Change	% Change
Operating Data:
Total operating revenue	$36,399		$35,531	$868	2.4%
Total operating expenses	(27,825)	(1)	(25,658)	(2,167)	8.4%
Other expense, net	(7,002)		(6,482)	(520)	8.0%
Net income	$1,572		$3,391	$(1,819)	(53.6)%
Less: Dividends attributable to preferred stock	(2,967)		(2,946)	(21)	0.7%
Less: Dividends attributable to senior common stock	(114)		(116)	2	(1.7)%
Less: Loss on extinguishment of Series F preferred stock	—		(5)	5	(100.0)%
Net (loss) income (attributable) available to common stockholders and Non-controlling OP Unitholders	$(1,509)		$324	$(1,833)	(565.7)%
Add: Real estate depreciation and amortization	15,219		14,689	530	3.6%
Add: Impairment charge	1,374		—	1,374	100.0%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$15,084		$15,013	$71	0.5%
Add: Convertible senior common distributions	114		116	(2)	(1.7)%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted	$15,198		$15,129	$69	0.5%

Funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	15,084		15,013	71	0.5%
Add: Write off shelf registration statement costs and prepaid ATM costs	46		131	(85)	(64.9)%
Add: Asset retirement obligation expense	23		22	1	4.5%
Core funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$15,153		$15,166	$(13)	(0.1)%
Add: Convertible senior common distributions	114		116	(2)	(1.7)%
Core funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted	$15,267		$15,282	$(15)	(0.1)%

Share and Per Share Data:
Net (loss) income (attributable) available to common stockholders and Non-controlling OP Unitholders - basic and diluted	(0.04)		0.01	(0.05)	(500.0)%
FFO available to common stockholders and Non-controlling OP Unitholders - basic	0.39		0.39	—	—%
FFO available to common stockholders and Non-controlling OP Unitholders - diluted	0.39		0.39	—	—%
Core FFO available to common stockholders and Non-controlling OP Unitholders - basic	0.39		0.40	(0.01)	(2.5)%

Core FFO available to common stockholders and Non-controlling OP Unitholders - diluted	0.39		0.40	(0.01)	(2.5)%
Weighted average shares of common stock and Non-controlling OP Units outstanding - basic	39,002,745		38,159,647	843,098	2.2%
Weighted average shares of common stock and Non-controlling OP Units outstanding - diluted	39,365,991		38,533,770	832,221	2.2%
Cash dividends declared per common share and Non-controlling OP Unit	$0.376200		$0.376200	$—	—%

Financial Position
Real estate, before accumulated depreciation	$1,284,645	(2)	$1,240,928	$43,717	3.5%
Total assets	$1,193,389		$1,154,409	$38,980	3.4%
Mortgage notes payable, net, borrowings under revolver, net and borrowings under term loan, net	$733,976		$705,383	$28,593	4.1%
Total equity and mezzanine equity	$384,156		$384,831	$(675)	(0.2)%
Properties owned	136	(2)	131	5	3.8%
Square feet owned	16,975,098	(2)	16,368,795	606,303	3.7%
Square feet leased	97.3%		97.0%	0.3%	0.3%
(1)Includes a $1.4 million impairment charge recognized on one property during the three months ended June 30, 2022.
(2)Includes three properties classified as held for sale of $24.2 million and 151,404 square feet.

Second Quarter Activity:
•Collected 100% of cash rents: Collected 100% of cash rents due during April, May, and June;
•Acquired property: Purchased five fully-occupied industrial properties for $38.1 million in the aggregate, with approximately 606,303 square feet of total rented space, at a weighted average cap rate of 6.57%;
•Issued new debt: Borrowed $15.0 million in variable rate mortgage debt at an interest rate of SOFR plus 2.50% and borrowed $20.0 million in fixed rate mortgage debt at a weighted average interest rate of 3.70%;
•Repaid debt: Repaid $14.8 million in fixed rate mortgage debt at an interest rate of 6.10%;
•Extended mortgage debt maturity date: Extended the maturity date of a $3.6 million fixed rate mortgage note from April 2022 to April 2023 and extended the maturity date of a $7.1 million variable rate mortgage note from June 2022 to June 2023;
•Leased vacant space: Leased 29,505 square feet of previously vacant space with a lease term of 5.1 years at one of our properties;
•Renewed leases: Renewed 5,227 square feet with a remaining lease term of 5.8 years at one of our properties;
•Issued common stock under ATM program: Issued 576,604 shares of our common stock for net proceeds of $11.4 million;
•Issued Series F Preferred Stock: Issued 63,145 shares of our Series F Preferred Stock for net proceeds of $1.4 million; and
•Paid distributions: Paid monthly cash distributions for the quarter totaling $0.37620 per share on our common stock and Non-controlling OP Units, $0.414063 per share on our Series E Preferred Stock, $0.375 per share on our Series F Preferred Stock, $0.375 per share on our Series G Preferred Stock, and $0.2625 per share on our senior common stock.

Second Quarter 2022 Results: Core FFO available to common shareholders and Non-controlling OP Unitholders for the three months ended June 30, 2022 was $15.3 million, a 0.1% decrease when compared to the three months ended March 31, 2022, equaling $0.39 per share. Core FFO decreased primarily due to an increase in LIBOR rates on variable rate debt during the quarter, resulting in a higher interest expense.

Net loss attributable to common stockholders and Non-controlling OP Unitholders for the three months ended June 30, 2022 was $1.5 million, or $0.04 per share, compared to net income available to common stockholders and Non-controlling OP Unitholders for the three months ended March 31, 2022 of $0.3 million, or $0.01 per share. In the Summary Information table above, we provide a reconciliation of Core FFO to net (loss) income for the three months ended June 30, 2022 and March 31, 2022, which we believe is the most directly comparable GAAP measure to Core FFO, a computation of basic and diluted Core FFO per weighted average share of common stock and Non-controlling OP Unit, as well as basic and diluted net (loss) income per weighted average share of common stock and Non-controlling OP Unit.

Subsequent to the end of the quarter:
•Collected 100% of July cash rent: Collected 100% of cash rents due in July;
•Issued common stock under ATM program: Issued 396,027 shares of common stock for net proceeds of $7.4 million;

•Issued Series F Preferred Stock: Issued 16,808 shares of Series F Preferred Stock for net proceeds of $0.4 million;
•Sold property: Sold our Jupiter, Florida property for $19.0 million, resulting in a gain on sale of $8.0 million;
•Repaid debt: Repaid $10.2 million in fixed rate mortgage debt at a weighted average interest rate of 4.71%;
•Extended mortgage debt maturity date: Extended the maturity date of a $11.0 million fixed rate mortgage note from July 2022 to July 2023;
•Leased vacant space: Leased 41,225 square feet of previously vacant space with a lease term of 5.7 years at one of our properties; and
•Declared distributions: Declared monthly cash distributions for July, August, and September 2022, totaling $0.37620 per share on our common stock and Non-controlling OP Units, $0.414063 per share on our Series E Preferred Stock, $0.375 per share on our Series F Preferred Stock, $0.375 per share on our Series G Preferred Stock, and $0.2625 per share on our senior common stock.

Comments from Gladstone Commercial’s President, Buzz Cooper: "Our financial results reflect consistent performance and stabilized revenues from our tremendous same store property occupancy, rent collection and growth, accretive real estate investments made during 2021 and the first six months of 2022, and our ability to renew tenants, as well as our deleveraging and capital recycling programs. We had an excellent start to 2022, by investing $51.4 million in seven industrial assets in our target markets and we intend to continue our capital recycling program, whereby we will sell non-core assets and use the proceeds to de-lever our portfolio, as well as acquire properties in our target growth markets. Thus far in 2022, we successfully exited one non-core asset, recognizing a capital gain of $8.0 million, and we have additional non-core assets we anticipate selling in the next one to two years that we believe will result in additional capital gains. We will continue to opportunistically sell non-core assets and redeploy the proceeds into stronger target growth markets with a focus on industrial investment opportunities. While we expect to face challenges due to the continuing COVID-19 pandemic, significant inflation with a corresponding increase in interest rates, and the geo-political and economic issues arising from the war in Ukraine, we feel strongly about the depth of our tenant credit underwriting. We have collected 100% of first quarter cash rents and 100% of July cash rents and we anticipate our tenants will successfully navigate the current economic climate and will continue operating successfully when remaining operating restrictions are fully lifted and economic normalcy completely returns. Despite economic uncertainty, so far during 2022, we renewed 263,205 square feet with three tenants and leased 29,505 square feet of vacant space. We are in good standing on our credit facility, which continues to provide us added financial flexibility and are actively marketing our remaining vacant space and anticipate positive outcomes. We expect to continue to have access to the debt and equity markets, as necessary, for added liquidity and are extremely pleased with our solid performance over the last several years. Our same store rents, which have increased by 2% annually in recent years, should be continuing to rise as we grow and we'll continue to primarily focus on investing in our target markets, with an emphasis on industrial properties and actively managing our portfolio. We are looking forward to continued growth and success for our shareholders."

Conference Call: Gladstone Commercial will hold a conference call on Tuesday, August 2, 2022, at 8:30 a.m. EDT to discuss its earnings results. Please call (877) 407-9045 to enter the conference call. An operator will monitor the call and set a queue for questions. A conference call replay will be available beginning one hour after the call and will be accessible through August 9, 2022. To hear the replay, please dial (877) 660-6853 and use playback conference number 13730106. The live audio broadcast of the Company's quarterly conference call will also be available on the investors section of our website, www.gladstonecommercial.com.

About Gladstone Commercial: Gladstone Commercial Corporation is a real estate investment trust focused on acquiring, owning, and operating net leased industrial and office properties across the United States. Including payments through July 2022, Gladstone Commercial has paid 211 consecutive monthly cash distributions on its common stock. Prior to paying distributions on a monthly basis, Gladstone Commercial paid five consecutive quarterly cash distributions. Gladstone Commercial has never skipped, reduced or deferred a distribution on its common stock or preferred stock since its inception in 2003. Further information can be found at www.gladstonecommercial.com.

About the Gladstone Companies: Information on the business activities of the Gladstone family of funds can be found at www.gladstonecompanies.com.

Investor Relations: For Investor Relations inquiries related to any of the monthly distribution-paying Gladstone family of funds, please visit www.gladstonecompanies.com.

Non-GAAP Financial Measures:

FFO: The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment losses on property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of its performance or to cash flow from operations as a measure of liquidity or ability to make distributions. The Company believes that FFO per share provides investors with an additional context for evaluating its financial performance and as a supplemental measure to compare it to other REITs; however, comparisons of its FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs.

Core FFO: Core FFO is FFO adjusted for certain items that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance. These items include the adjustment for acquisition related expenses, gains or losses from early extinguishment of debt and any other non-recurring expense adjustments. Although the Company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs, the Company believes it is a meaningful supplemental measure of its operating performance. Accordingly, Core FFO should be considered a supplement to net income computed in accordance with GAAP as a measure of our performance.

The Company’s presentation of FFO, as defined by NAREIT, or presentation of Core FFO, does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of its performance or to cash flow from operations as a measure of liquidity or ability to make distributions.

The statements in this press release regarding the forecasted stability of Gladstone Commercial’s income, its ability, plans or prospects to re-lease its unoccupied properties, and grow its portfolio are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on Gladstone Commercial’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause actual results to differ materially from these forward-looking statements include, but are not limited to, Gladstone Commercial’s ability to raise additional capital; availability and terms of capital and financing, both to fund its operations and to refinance its indebtedness as it matures; downturns in the current economic environment; the performance of its tenants; the impact of competition on its efforts to renew existing leases or re-lease space; and significant changes in interest rates. Additional factors that could cause actual results to differ materially from those stated or implied by its forward-looking statements are disclosed under the caption "Risk Factors" of its Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on February 15, 2022, and other reports filed with the SEC. Gladstone Commercial cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Gladstone Commercial undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:

Gladstone Commercial Corporation
+1-703-287-5893